EXHIBIT 10.1

AMENDMENT NO. 2 TO 364-DAY SENIOR BRIDGE LOAN AGREEMENT
(ELECTRONICS BUSINESSES)

AMENDMENT NO. 2 TO 364-DAY SENIOR BRIDGE LOAN AGREEMENT (Electronics Businesses) (this “Amendment”), dated as of August 31, 2007, among TYCO ELECTRONICS GROUP S.A., a Luxembourg company (the “E Borrower”), TYCO ELECTRONICS LTD., a Bermuda company (the “E Guarantor”), each Person executing this Amendment as a Lender, and BANK OF AMERICA, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS

(1)           The E Borrower, the E Guarantor, the Lenders and the Administrative Agent are parties to the 364-Day Senior Bridge Loan Agreement, dated as of April 25, 2007 (as amended, supplemented or otherwise modified from time to time through the date of this Amendment, the “Bridge Loan Agreement”).

(2)           The E Borrower, the E Guarantor, the Lenders and the Administrative Agent desire to amend the Bridge Loan Agreement in certain respects, including, to permit the Borrower to extend the Tranche A Maturity Date to a date 364 days from the date certain on which the Tranche A Commitment will expire and the Tranche A Loans will mature under the terms of the existing Bridge Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.        Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Bridge Loan Agreement.

Section 1.02.        Rules of Construction.  The rules of construction set forth in Section 1.03 of the Bridge Loan Agreement shall apply to this Amendment as if fully set forth herein.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

Section 2.01.        Amendments to Article I of the Bridge Loan Agreement.

(a)           Section 1.01 of the Bridge Loan Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical order:

(i)    “Extended Tranche A Maturity Date” has the meaning set forth in Section 2.14(b).

(ii)   “Scheduled Tranche A Maturity Date” means April 23, 2008.

(b)           The definition of Tranche A Maturity Date in Section 1.01 of the Bridge Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i)    “Tranche A Maturity Date” means the earliest to occur of (i) the Scheduled Tranche A Maturity Date (or, if the Scheduled Tranche A Maturity Date is extended pursuant to Section 2.14, the Extended Tranche A Maturity Date), (ii) the date of any voluntary termination or reduction of commitments under the Credit Agreement, or (iii) the date of any voluntary prepayment of any non-revolving Debt of the Guarantor or any Subsidiary (other than the Existing Indenture Debt) in an aggregate outstanding principal amount exceeding $100,000,000; provided that if such day is not a Business Day, the Tranche A Maturity Date shall be the next succeeding Business Day (excluding any day on which banks are not open for dealings in dollar deposits in the London interbank market); and provided further that any transaction solely among the Guarantor and its Subsidiaries or solely among Subsidiaries shall be disregarded for purposes of clause (iii) above.

Section 2.02.        Amendments to Article II of the Bridge Loan Agreement.

(a)           A new Section 2.14 shall be added to the Bridge Loan Agreement as follows:

Section 2.14  Extension of Tranche A Maturity Date.

(a)   The Borrower may, by written notice to the Administrative Agent not less than 7 days and not more than 30 days prior to the Scheduled Tranche A Maturity Date, extend the Tranche A Maturity Date for an additional 364 days from the Scheduled Tranche A Maturity Date.

(b)  If the Borrower delivers the notice as set forth in Section 2.14(a), then, effective as of the Scheduled Tranche A Maturity Date, the Tranche A Maturity Date shall be extended to the date falling 364 days after the Scheduled Tranche A Maturity Date (provided that, if such date is not a Business Day, then the Tranche A Maturity Date shall be the next preceding Business Day (the “Extended Tranche A Maturity Date”)).  Notwithstanding the foregoing, the extension of the Tranche A Maturity Date shall not be effective unless:

(i)    no Default shall have occurred and be continuing on each of the date of the notice requesting such extension and the Scheduled Tranche A Maturity Date;

(ii)           each of the representations and warranties of the Obligors in Article III of this Agreement or any other Loan Document, or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith, shall be true and correct in all material respects on and as of each of the date of the notice requesting such extension and the Scheduled Tranche A Maturity Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); provided that, for such purpose, the representations and warranties contained in Sections 3.04(a) and 3.09 of this

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Agreement shall be deemed modified by reference to the information set forth in Schedule I to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement (Electronics Businesses) dated as of August 31, 2007;

(iii)  the Administrative Agent shall have received a certificate of an authorized officer of the Borrower dated the Scheduled Tranche A Maturity Date to the effect of clauses (i) and (ii) above; and

(iv) the Borrower shall have paid to the Administrative Agent for the benefit of the Lenders an extension fee equal to 0.30% of the Tranche A Commitment on or before the Scheduled Tranche A Maturity Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.        Representations and Warranties.

(a)           Each Obligor represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized, executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Each Obligor represents and warrants to the Administrative Agent and each Lender that, as of the Amendment Effective Date, and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Bridge Loan Agreement or any other Loan Document or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided, that, for such purpose, the representations and warranties contained in Sections 3.04(a) and 3.09 of the Bridge Loan Agreement shall be deemed modified by reference to the information set forth in Schedule I attached hereto.

Section 3.02.        No Default.  Each of the Obligors represents and warrants to the Administrative Agent and each Lender that as of the Amendment Effective Date, and after giving effect to this Amendment, no Default has occurred and is continuing.

ARTICLE IV
EFFECTIVENESS

Section 4.01.        Conditions to Effectiveness.  This Amendment will become effective on and as of the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been first satisfied (unless waived by each Lender):

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(a)           The Administrative Agent (or its counsel) shall have received each of the following, each dated as of the Amendment Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent:

(i)            this Amendment, duly executed and delivered by the Borrower, the Guarantor, the Administrative Agent and each Lender; and

(ii)           such other assurances, certificates and documents as the Administrative Agent shall have reasonably requested reasonably in advance of the scheduled Amendment Effective Date in connection with this Amendment.

(b)           There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, an amendment fee equal to 0.025% of the Tranche A Commitment, all other fees due and payable on or before the Amendment Effective Date, and all expenses due and payable on or before the Amendment Effective Date.

(c)           As of the Amendment Effective Date, and after giving effect to this Amendment, the representations and warranties set forth in Section 3.01 of this Amendment are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

(d)           As of the Amendment Effective Date, and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4.02.        References to Agreement.  The Bridge Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument from and after the Amendment Effective Date.  Any references in the Bridge Loan Agreement to “this Agreement”, “hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Bridge Loan Agreement (including, without limitation, the Notes), to “the Agreement”, “thereunder”, “therein” or words of like import, shall, from and after the Amendment Effective Date, mean and be a reference to the Bridge Loan Agreement as amended hereby.

Section 4.03.        Continued Effectiveness; Ratification of Loan Documents.  The Bridge Loan Agreement and the other Loan Documents, each as modified by this Amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

ARTICLE V
MISCELLANEOUS

Section 5.01.        Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any

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electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.02.        Fees, Costs and Expenses.  The Borrower agrees to pay all reasonable out of pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 5.03.        Loan Document.  This Amendment shall be deemed to be a Loan Document.

Section 5.04.        Binding Effect.  Upon the Amendment Effective Date, this Amendment shall be binding upon and inure to the benefit of the E Borrower, the E Guarantor, the Lenders and the Administrative Agent and, in each case, their respective successors and assigns.

Section 5.05.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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[Signature Page to Amendment No. 2 to
364-Day Senior Bridge Loan Agreement (Electronics)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TYCO ELECTRONICS GROUP S.A.

By	/s/ PAUL HUSSEY
Name: Paul Hussey
Title: Director

By	/s/ BRYAN TIDD
Name: Bryan Tidd
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TYCO ELECTRONICS LTD.

By	/s/ TERRENCE R. CURTIN
	Name:	Terrence R. Curtin
	Title:	Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.,
as a Lender and as Administrative Agent

By	/s/ KEVIN MCMAHON
	Name:	Kevin McMahon
	Title:	Senior Vice President

DEUTSCHE BANK AG CAYMAN ISLANDS
BRANCH

By	/s/ MING K. CHU
	Name:	Ming K. Chu
	Title:	Vice President

By	/s/ HEIDI SANDQUIST
	Name:	Heidi Sandquist
	Title:	Vice President

CITIBANK, N.A.

By	/s/ KEVIN A. EGE
	Name:	Kevin A. Ege
	Title:	Vice President

UBS LOAN FINANCE LLC

By	/s/ IRJA R. OTSA
	Name:	Irja R. Otsa
	Title:	Associate Director

By	/s/ MARY E. EVANS
	Name:	Mary E. Evans
	Title:	Associate Director

MORGAN STANLEY SENIOR FUNDING, INC.

By	/s/ DANIEL TWENGE
	Name:	Daniel Twenge
	Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.

By	/s/ PEDRO RAMIREZ
	Name:	Pedro Ramirez
	Title:	Authorized Signatory

BARCLAYS BANK PLC

By	/s/ NICHOLAS BELL
	Name:	Nicholas Bell
	Title:	Director

BNP PARIBAS

By	/s/ ANGELA B. ARNOLD
	Name:	Angela B. Arnold
	Title:	Director

By	/s/ HENRY GAW
	Name:	Henry Gaw
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By	/s/ ANTHONY W. WHITE
	Name:	Anthony W. White
	Title:	Vice President

LEHMAN BROTHERS BANK, FSB

By	/s/ JANINE M. SHUGAN
	Name:	Janine M. Shugan
	Title:	Authorized Signatory

SCHEDULE I

On June 29, 2007, the Initial Guarantor distributed to its shareholders (the “Separation”) all of the outstanding common shares of its subsidiaries Tyco Electronics Ltd. and Covidien Ltd.  As a result of this distribution, the Initial Guarantor historical financial statements for all periods presented will be revised to reflect Tyco Electronics Ltd. and Covidien Ltd. as discontinued operations.

After giving effect to the Separation, the electronics related subsidiaries and businesses of the Initial Guarantor report their financial condition, results of operations and cash flows on a consolidated basis as Tyco Electronics Ltd.

On June 7, 2007, the board of directors of the Initial Guarantor authorized the divestiture of Tyco Electronics’ Power Systems business and delegated to the chief executive officer of Tyco Electronics the authority to determine whether to proceed with the divestiture of the Power Systems business. Subsequent to the Separation, the Tyco Electronics board of directors re-authorized the divestiture. As a result, Tyco Electronics’ historical financial statements for all periods presented will be revised to reflect Power Systems as discontinued operations.